As filed with the Securities and Exchange Commission on January 26, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SkillSoft Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

107 Northeastern Boulevard	03062
Nashua, New Hampshire
(Address of Principal Executive Offices)	(Zip Code)
2001 Outside Director Option Plan
(Full Title of the Plan)
Charles E. Moran
SkillSoft Public Limited Company
107 Northeastern Boulevard
Nashua, New Hampshire 03062
(Name and Address of Agent For Service)
(603) 324-3000
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (2)	Share	Price	Registration Fee
Ordinary Shares issuable under the 2001 Outside Director Option Plan (1)	400,000	$5.47(3)	$2,188,000(3)	$234.12

(1)	Each Ordinary Share is represented by one of the Registrant’s American Depositary Shares.

(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s American Depositary Shares as reported on the Nasdaq National Market on January 24, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
STATEMENT OF INCORPORATION BY REFERENCE
     This registration statement on Form S-8 is filed to register the offer and sale of an additional 400,000 shares of the Registrant’s ordinary shares, Euro 0.11 par value per share, to be issued under the Registrant’s 2001 Outside Director Option Plan. Each ordinary share is represented by one of the Registrant’s American Depositary Shares. This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-73882 (filed with the Securities and Exchange Commission on November 21, 2001).
     Item 5. Interests of Named Experts and Counsel.
     Maples and Calder, Solicitors has opined as to the legality of the securities being offered by this registration statement. Jennifer Caldwell, a partner of Maples and Calder, Solicitors, serves as Secretary to the Registrant.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 26th day of January, 2006.

SKILLSOFT PUBLIC LIMITED COMPANY

By:	/s/ Charles E. Moran

Charles E. Moran
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of SkillSoft Public Limited Company, hereby severally constitute and appoint Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SkillSoft Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Moran	President, Chief Executive	January 26, 2006
Charles E. Moran	Officer and Director
(Principal executive officer)

/s/ Thomas J. McDonald	Chief Financial Officer	January 26, 2006
Thomas J. McDonald	(Principal financial and
accounting officer)

/s/ P. Howard Edelstein	Director	January 26, 2006
P. Howard Edelstein

/s/ Stewart K.P. Gross	Director	January 26, 2006
Stewart K.P. Gross

/s/ James S. Krzywicki	Director	January 26, 2006
James S. Krzywicki

Signature	Title	Date

/s/ William F. Meagher, Jr.	Director	January 26, 2006
William F. Meagher, Jr.

/s/ Gregory M. Priest	Director	January 26, 2006
Gregory M. Priest

/s/ Ferdinand von Prondzynski	Director	January 26, 2006
Ferdinand von Prondzynski

INDEX TO EXHIBITS

Number	Description

4.1	Memorandum of Association of SkillSoft PLC as amended on March 24, 1992, March 31, 1995, April 28, 1998, January 26, 2000, July 10, 2001, September 6, 2002, and November 19, 2002 (Incorporated by reference to exhibit 3.1 to SkillSoft PLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002 as filed with the Securities and Exchange Commission on January 21, 2003 (File No. 000-25674)).

4.2	Articles of Association of SkillSoft PLC as amended on July 6, 1995, and April 28, 1998, January 26, 2000, July 10, 2001, September 6, 2002 and November 19, 2002 (Incorporated by reference to exhibit 3.2 to SkillSoft PLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002 as filed with the Securities and Exchange Commission on January 21, 2003 (File No. 000-25674)).

5.1	Opinion of Maples and Calder, Solicitors

23.1	Consent of Maples and Calder, Solicitors (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)